As filed with the Securities and Exchange Commission on June 19, 1998
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              Possis Medical, Inc.
             (Exact name of registrant as specified in its charter)

              Minnesota                                     41-0783184
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

     9055 Evergreen Boulevard N.W.
         Minneapolis, Minnesota                               55433-8003
(Address of Principal Executive Offices)                      (Zip Code)

                Possis Medical, Inc. 1992 Stock Compensation Plan
                            (full title of the plan)

              Robert G. Dutcher                            Copy to:
   President and Chief Executive Officer             Amy E. Ayotte, Esq.
             Possis Medical, Inc.                   Dorsey & Whitney LLP
        9055 Evergreen Boulevard N.W.              Pillsbury Center South
        Minneapolis, Minnesota 55433               220 South Sixth Street
               (612) 780-4555                Minneapolis, Minnesota  55402-1498
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 (612) 780-4555
          (Telephone number, including area code, of agent for service)
                              ____________________

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE
  Title of each                    Proposed          Proposed
    class of                       Maximum           Maximum         Amount of
  Securities to   Amount to be     Offering         Aggregate      Registration
  be registered    registered   Price per Share   Offering Price       Fee
                      (1)            (2)               (2)

  Common Stock
($.40 par value)   1,400,000       $10.125         $14,175,000        $4,182

     (1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the Possis Medical, Inc. 1992 Stock Compensation Plan (the "Plan") in addition to shares previously registered under the Plan.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on June 15, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

     Pursuant to Section E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registration Statement on Form S-8 relating to the Plan filed with the Securities and Exchange Commission on December 30, 1992 (File No. 33-56728).

Item 3.   Incorporation of Documents by Reference.

     The following documents, which have been filed by Possis Medical, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998 and April 30, 1998; and

     (c) The descriptions of the Company's common stock, $.40 par value, and the Company's Preferred Share Purchase Rights contained in any Registration Statement of the Company filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any amendment or report filed for the purpose of updating such descriptions subsequent to the date of this Prospectus.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 8.   Exhibits

 Exhibit No.  Description

     4.1 Rights Agreement, dated as of December 12, 1996, between the Company and Norwest Bank Minnesota, National Association, including the Form of Right Certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 1 tothe Company's Registration Statement on Form 8-A filed December 12, 1996).

     5.1      Opinion of Dorsey & Whitney LLP.

    23.1      Consent of Deloitte & Touche LLP.

    23.2      Consent of Dorsey & Whitney LLP (included in Exhibit5.1).

    24.1      Powers of Attorney.

Item 9.   Undertakings.

     A. Post-Effective Amendments.

              The undersigned issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Claims for Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 19, 1998.

                                      POSSIS MEDICAL, INC.

                                      By   /s/ Robert G. Dutcher
                                         Robert G. Dutcher
                                         President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                               Title                     Date


 /s/ Robert G. Dutcher      President, Chief Executive Officer    June 19, 1998
 Robert G. Dutcher          and Director
                            (Principal Executive Officer)

 /s/ Russel E. Carlson      Vice President, Finance and Chief     June 19, 1998
 Russel E. Carlson          Financial Officer
                            (Principal Financial and Accounting Officer)

 *                          Chairman of the Board
 Donald C. Wegmiller

 *                          Director
 Dean Belbas

 *                          Director
 Seymour J. Mansfield

 *                          Director
 Demetre Nicoloff, MD

 *                          Director
 Ann M. Possis

*By:    /s/ Robert G. Dutcher                                     June 19, 1998
        Robert G. Dutcher
        Attorney-in-fact**

__________
     ** Executed on behalf of the indicated persons by Robert G. Dutcher pursuant to the Powers of Attorney included as Exhibit 24.1 to this registration statement.

                                  EXHIBIT INDEX


Exhibit Number                     Description

   5.1         Opinion of Dorsey & Whitney LLP.

  23.1         Consent of Deloitte & Touche LLP.

  23.2 Consent of Dorsey & Whitney LLP (included in Exhibit5.1 to this Registration Statement).

  24.1         Powers of Attorney.

                                                                   Exhibit 5.1

                      [Letterhead of Dorsey & Whitney LLP]
                              DORSEY & WHITNEY LLP
                             Pillsbury Center South
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                            Telephone: (612) 340-2600
                               Fax: (612) 340-2868



Possis Medical, Inc.
9055 Evergreen Boulevard N.W.
Minneapolis, Minnesota 55433

Ladies and Gentlemen:

     We have acted as counsel to Possis Medical, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the"Registration Statement") relating to the sale by the Company from time to time of up to 1,400,000 shares of Common Stock, $.40 par value per share, of the Company (the "Shares"), issuable pursuant to the Company's 1992 Stock Compensation Plan (the "Plan").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Date:   June 19, 1998
                                           Very truly yours,


                                           /s/ Dorsey & Whitney LLP


AEA

                                                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Possis Medical, Inc., on Form S-8 relating to the 1992 Stock Compensation Plan of our report, dated August 29, 1997 on the 1997 financial statements and related financial statement schedule, appearing in the Annual Report on Form 10-K of Possis Medical, Inc., for the year ended July 31, 1997.



                                                 Deloitte & Touche LLP

Minneapolis, Minnesota
June16, 1998

                                                                  Exhibit 24.1


                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert G. Dutcher and Russel E. Carlson, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of Possis Medical, Inc.), to sign a Registration Statement on Form S-8 of Possis Medical, Inc. ("Possis") to be filed under the Securities Act of 1933 for the registration of 1,400,000 shares of Common Stock of Possis in connection with the Possis Medical, Inc. 1992 Stock Compensation Plan, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Name                       Title                       Date


/s/ Donald C. Wegmiller     Chairman of the Board           June 18, 1998
Donald C. Wegmiller


/s/ Dean Belbas             Director                        June 18, 1998
Dean Belbas


/s/Seymour J. Mansfield     Director                        June 18, 1998
Seymour J. Mansfield


/s/ Demetre Nicoloff, MD    Director                        June 18, 1998
Demetre Nicoloff, MD


/s/Ann M. Possis            Director                        June 18, 1998
Ann M. Possis


/s/ Robert G. Dutcher       President, Chief Executive      June 18, 1998
Robert G. Dutcher           Officer and Director


/s/ Russel E. Carlson       Vice President of Finance and   June 18, 1998
Russel E. Carlson           Chief Financial Officer